Exhibit 99.1

Investor Contact:
Brian Davis
brian.davis@tengion.com
267.960.4802

Media Contact:
Mark Stejbach
mark.stejbach@tengion.com
267.960.4884

Tengion Announces Leadership Transition
- Company Commences External Search for New CEO -
- Reaffirms Operational Expectations -

East Norriton, PA, June 30, 2011 – Tengion, Inc. (Nasdaq: TNGN) today announced that Steven A. Nichtberger, M.D., has resigned from his role as president, chief executive officer and member of the Company’s Board of Directors.  David I. Scheer, Chairman of the Board, will assume a more active role in guiding the Company while an external search is conducted for a new chief executive officer.

"I want to thank Steven for his many contributions over the last seven years in establishing Tengion as a leader in regenerative medicine and wish him success as he moves on to pursue other opportunities," said Mr. Scheer.

"I am pleased that as I leave my role at Tengion, the Company is positioned to pursue the advancement of its organ regeneration platform and I wish Tengion success in bringing its product candidates to patients in need," said Dr. Nichtberger.

Tengion reaffirmed its previously disclosed plans of submitting additional clinical data and expected modifications to the surgical approach to the FDA during the third quarter for the Neo-Urinary Conduit, the Company's lead clinical product candidate for use in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy).  Tengion also reiterated its expectation of requesting a meeting with the FDA by the end of 2011 regarding the path to clinical trials for its Neo-Kidney Augment development program, which is intended to prevent or delay the need for dialysis or kidney transplant by increasing functional kidney mass in patients with advanced chronic kidney disease.

About Tengion
Tengion, a clinical-stage biotechnology company, has pioneered the Organ Regeneration Platform™ that enables the Company to create proprietary product candidates that are intended to harness the intrinsic regenerative pathways of the body to produce a range of native-like organs and tissues. Tengion’s product candidates seek to eliminate the need to utilize other tissues of the body for a purpose to which they are poorly suited, procure donor organs or administer anti-rejection medications.  An initial clinical trial is ongoing for the Company’s lead product candidate, the Neo-Urinary Conduit, an autologous implant that is intended to catalyze regeneration of native-like bladder tissue for bladder cancer patients requiring a urinary diversion following bladder removal.  The Company’s lead preclinical candidate is the Neo-Kidney Augment, which is designed to delay or prevent the need for dialysis or transplantation in patients at risk for kidney failure.  Tengion has also applied its technology in two Phase II clinical trials for Tengion's Neo-Bladder Augment for the treatment of neurogenic bladder.  Tengion has worldwide rights to its product candidates.

Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the Company’s: (i) search for a new chief executive officer; (ii) expectations regarding the initial clinical trial of the Neo-Urinary Conduit and (iii) expectations regarding planned preclinical studies of the Neo-Kidney Augment.  Although Tengion believes that these statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there are a number of factors that may cause actual results to differ from these statements. For instance there can be no assurance that: (i) the Company will be able to find a suitable candidate for the position of chief executive officer or that the Company will be able to retain such person on mutually agreeable terms; (ii) the Company’s Neo-Urinary Conduit clinical trial will not be placed on clinical hold by the Food and Drug Administration, or FDA; (iii) patients enrolled in the Company’s Neo-Urinary Conduit clinical trial will not experience additional adverse events, which could delay clinical trials or cause the Company to terminate the development of the Neo-Urinary Conduit; (iv) the Company will be able to successfully enroll patients in its clinical trials, including its initial clinical trial for the Neo-Urinary Conduit; (v) the results of the clinical trial for the Neo-Urinary Conduit will support further development of that product candidate; (vi) data from the Company’s ongoing preclinical studies will continue to be supportive of advancing its preclinical product candidates; and (vii) the Company will be able to progress its product candidates that are undergoing preclinical testing, including the Neo-Kidney Augment, into clinical trial and (viii) the Company will be able to obtain the capital it needs to develop its product candidates and continue its operations.  For additional factors which could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  The forward looking statements in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations in this release.

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